UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2025

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization)		Identification No.)

40 Manning Road

Billerica, MA 01821

(Address of principal executive offices) (Zip Code)

(978) 663-3660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	BRKR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers.

Bruker Corporation 2026 Incentive Compensation Plan

At the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) of Bruker Corporation (the “Company”), held on May 29, 2025, the Company’s stockholders approved the Bruker Corporation 2026 Incentive Compensation Plan (the “2026 Plan”), which was approved by the Company’s Board of Directors (the “Board”) on February 18, 2025, subject to stockholder approval. The 2026 Plan will be effective as of February 19, 2026 (the “Effective Date”), which will be the date immediately following the date on which the Bruker Corporation 2016 Incentive Compensation Plan (the “Prior Plan”) expires. Subject to adjustment as set forth in the 2026 Plan, the aggregate number of shares of common stock, $0.01 par value (the “Common Stock”) authorized for issuance or delivery pursuant to the 2026 Plan will not exceed 12,000,000 shares of Common Stock, which is comprised of:

(i)
6,000,000 new shares of Common Stock, plus
(ii)
The number of shares of Common Stock reserved for issuance under the Prior Plan as of the expiration date of the Prior Plan (5,023,025 shares of Common Stock remained available for grant under the Prior Plan as of April 1, 2025), plus
(iii)
Up to 700,000 shares of the Common Stock that are underlying outstanding grants under the Prior Plan as of the expiration date of the Prior Plan (1,591,678 shares of Common Stock were subject to outstanding grants made under the Prior Plan as of April 1, 2025), which may be reissued under the 2026 Plan if they expire, or are terminated, surrendered, or forfeited for any reason without issuance of such shares after the Effective Date; provided that in no event will the aggregate of (ii) and (iii) exceed 6,000,000 shares of Common Stock.

In addition, shares of the Common Stock underlying any outstanding award granted under the Prior Plan or the 2026 Plan that, following the Effective Date, expires, or is terminated, cancelled, exchanged, surrendered or forfeited for any reason without issuance of such shares will again be available for awards under the 2026 Plan. The 2026 Plan replaces the Prior Plan, and no additional awards will be granted under the Prior Plan on or after the Effective Date.

The 2026 Plan, which will be administered by the Compensation Committee of the Board or another committee appointed by the Board to administer the 2026 Plan (the “Committee”), provides for grants of awards to non-employee directors, employees, and certain key advisors of the Company and its subsidiaries in the form of nonqualified and incentive options, stock awards, stock units, stock appreciation rights, cash-based awards, and other awards. It is not possible to determine specific amounts and types of awards that may be granted to eligible participants under the 2026 Plan because the grant and payment of such awards is subject to the discretion of the Committee. The 2026 Plan will terminate on May 28, 2035, unless terminated earlier pursuant to its terms.

The foregoing description of the 2026 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2026 Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The proposals submitted by the Board to a vote of the stockholders at the 2025 Annual Meeting, and the results of the voting on each proposal, are indicated below. Each proposal is described in greater detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 11, 2025.

Proposal No. 1 – Election of Directors

The following director nominees were elected to serve as Class I members of the Company’s board of directors, each to serve for a three-year term until the Company’s 2028 Annual Meeting of Stockholders and until his or her respective successor is duly elected and qualified based on the following votes:

Nominees for Class I director:	For	Withheld	Broker Non-Votes
Bonnie H. Anderson	101,286,113	26,776,506	17,338,019
Frank H. Laukien, Ph.D.	114,517,162	13,545,457	17,338,019
John A. Ornell	116,785,189	11,277,430	17,338,019
Richard A. Packer	89,464,768	38,597,851	17,338,019

Proposal No. 2 – Advisory Vote on the 2024 Compensation of Named Executive Officers

The proposal to approve, on an advisory basis, the 2024 compensation of the named executive officers as disclosed in the Company’s proxy statement for the 2025 Annual Meeting was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
108,807,969	6,023,904	37,973	17,338,019

Proposal No. 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2025 was approved based on the following votes:

For	Against	Abstain
131,634,268	540,708	32,889

Proposal No. 4 – Adoption of the Bruker Corporation 2026 Incentive Compensation Plan

The proposal to approve the adoption of the Bruker Corporation 2026 Incentive Compensation Plan was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
90,071,055	24,751,839	46,952	17,338,019

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	Number	Description

	10.1	Bruker Corporation 2026 Incentive Compensation Plan.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION (Registrant)

Date: May 29, 2025	By:	/s/ GERALD N. HERMAN
Gerald N. Herman
Executive Vice President and Chief Financial Officer